Exhibit 99.1

SCIENTURE Reports First Quarter 2026 Financial Results and Business Update Highlighted by Significant Revenue Growth and Gross Margin Expansion

COMMACK, NY, May 18, 2026 (GLOBE NEWSWIRE) — SCIENTURE HOLDINGS, INC. (NASDAQ: SCNX) (“Scienture”), a holding company for existing and planned pharmaceutical operating companies focused on providing enhanced value to patients, physicians and caregivers through the development, commercialization, and distribution of novel specialty products that address unmet market needs, today provided a business update and reported financial results for the three months ended March 31, 2026.

Q1 2026 Financial Highlights Compared to Q1 2025:

●	Revenue increased to approximately $56 thousand for the three months ended March 31, 2026, compared to approximately $10 thousand in the prior-year three-month period, representing an increase of approximately 449% year-over-year, reflecting incremental product orders for ArbliTM in addition to the initial launch quantities ordered in the fourth quarter of 2025

●	Gross profit increased substantially to approximately $54 thousand, compared to approximately $673 in the prior-year three-month period, representing an increase of approximately 7900% year-over-year, primarily as a result of the increase in ArbliTM product orders

●	Gross margin expanded to approximately 95.6% for the three months ended March 31, 2026, compared to approximately 6.6% in the prior-year three-month period, also as a result of the increase in ArbliTM product orders

Key Operational Highlights in Q1 2026 and Subsequent Events:

●	United States Patent and Trademark Office (USPTO) granted a third patent covering ArbliTM (losartan potassium) oral suspension, further strengthening the product’s intellectual property portfolio and extending expected market exclusivity through 2041

●	Received an Orange Book-listable patent for REZENOPYTM (naloxone HCl) nasal spray 10 mg, the highest-dose FDA-approved naloxone HCl nasal spray for emergency opioid overdose treatment

●	Formalized multiple commercial GPO agreements for REZENOPYTM, expanding access to over 5,000 healthcare institutions and reaching approximately 60% of the U.S. institutional market, including first responders, EMS providers, and rehabilitation centers

●	Secured $11.0 Million in non-dilutive debt financing to accelerate growth of approved product portfolio and advancement of R&D pipeline

Narasimhan Mani, President and Co-CEO of Scienture, commented, “Our financial results for the quarter reflect the early progress of our commercialization strategy, with revenue increasing approximately 449% year-over-year to $56 thousand, gross profit increasing approximately 7900% year-over-year to $54 thousand, and gross margin expanding significantly to approximately 95.6%, compared to 6.6% in the prior-year period. The increase in revenue and gross margin reflects incremental product orders received for ArbliTM during the first quarter of 2026, following the significant initial launch quantity orders recorded in the fourth quarter of 2025.”

“During the quarter, we experienced continued month-over-month growth in both prescriptions and units sold for ArbliTM. We are actively working to enhance our promotional and commercial activities around the product to further increase physician awareness and market penetration. We also continue to advance key commercial initiatives to support the planned launch of REZENOPYTM. Our sales force is scheduled to begin operations on June 1, 2026, targeting key accounts and purchasing organizations, and we have also successfully secured key GPO contracts that we believe will support broad commercial access and accelerate adoption following launch. Together, we believe the continued commercialization of ArbliTM and the anticipated launch of REZENOPYTM will have a meaningful impact on our business performance during the second half of 2026,” added Mani.

“In addition, we recently secured $11.0 million through a non-dilutive debt financing transaction that we believe significantly strengthens our capital position and provides important financial flexibility as we continue scaling our commercial operations,” stated Shankar Hariharan, Executive Chairman and co-CEO of Scienture. “We believe this financing will serve as a catalyst to help position the Company toward anticipated profitability in 2027, while also supporting the continued growth of our commercial product portfolio and the progression of our R&D pipeline.”

Q1 2026 Financial Summary

Revenue for the year three months ended March 31, 2026 increased 449% to $56 thousand, compared to $10 thousand in the prior year period, driven by the continued ramp of wholesale distribution sales of SCN-102 (ArbliTM) following its commercial launch. Gross profit increased to approximately $54 thousand, compared to approximately $673 in the prior-year period, representing year-over-year growth of approximately 7900%.

Total operating expenses remained relatively consistent at approximately $3.56 million for the period ended March 31, 2026, compared to approximately $3.57 million in the prior-year period, representing a slight decrease of approximately 0.2% year-over-year. Net loss was approximately $3.4 million for the period ended March 31, 2026, compared to approximately $3.1 million in the prior-year period.

About ArbliTM

ArbliTM is a novel proprietary formulation of losartan, a widely prescribed angiotensin receptor blocker (ARB) for hypertension. It is the first and only liquid formulation of losartan on the market that does not require compounding and has reduced dosing volume and long-term shelf life at room temperature storage. ArbliTM is FDA-approved for the treatment of hypertension in patients greater than six years old, for reducing the risk of stroke in patients with hypertension and left ventricular hypertrophy, and for treating diabetic nephropathy in certain patients with type 2 diabetes. By offering a safe, effective, and convenient liquid alternative, ArbliTM provides a tailored solution for patients who require or prefer a liquid formulation. As an FDA-approved product, ArbliTM provides consistent quality and dosing accuracy, addressing the risks and inconsistencies often associated with extemporaneously compounded losartan prescriptions. ArbliTM has two issued patents from the USPTO, which are also listed in the FDA Orangebook.

ArbliTM is the first and only oral liquid formulation of losartan approved by the U.S. FDA. ArbliTM comes in a 165 mL bottle as a peppermint flavored suspension that does not require refrigeration and has been approved for a shelf life of 24 months from the date of manufacture when stored at room temperature.

INDICATION

ArbliTM is an angiotensin II receptor blocker (ARB) indicated for:

●	Treatment of hypertension, to lower blood pressure in adults and children greater than 6 years old. Lowering blood pressure reduces the risk of fatal and nonfatal cardiovascular events, primarily strokes and myocardial infarctions.

●	Reduction of the risk of stroke in patients with hypertension and left ventricular hypertrophy.

●	Treatment of diabetic nephropathy with an elevated serum creatinine and proteinuria in patients with type 2 diabetes and a history of hypertension.

IMPORTANT SAFETY INFORMATION

●	Do not take ArbliTM when pregnant. When pregnancy is detected, discontinue ArbliTM as soon as possible. Drugs that act directly on the renin-angiotensin system can cause injury and death to the developing fetus. ArbliTM can cause fetal harm when administered to a pregnant woman. Use of drugs that act on the renin-angiotensin system during the second and third trimesters of pregnancy reduces fetal renal function and increases fetal and neonatal morbidity and death.

●	Do not co-administer ArbliTM with aliskiren in patients with diabetes. Avoid use of aliskiren with ArbliTM in patients with renal impairment (GFR <60 mL/min).

●	Do not administer ArbliTM in patients with severe hepatic impairment. ArbliTM has not been studied in patients with severe hepatic impairment.

●	The most common adverse reactions are (incidence ≥2% and greater than placebo): dizziness, upper respiratory infection, nasal congestion, and back pain.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088. You may also contact Scienture at 1-833-754-4917.

Please see the full Prescribing Information for complete product information. For more information, talk to your healthcare provider.

About Hypertension

Hypertension (high blood pressure) is a cardiovascular condition, when the pressure in the blood vessels is too high (140/90 mmHg or higher). According to the CDC, hypertension, or high blood pressure, affects nearly half of adults in the United States, or approximately 119.9 million people. Hypertension is defined as a systolic blood pressure of 140 mmHg or higher, and diastolic blood pressure of 90 mmHg or higher. Hypertension is a risk factor for stroke and heart disease, which are leading causes of death in the U.S. Factors that increase the risk of having high blood pressure include: older age, genetics, being overweight or obese, not being physically active, high-salt diet and drinking too much alcohol. Hypertension is clinically diagnosed if, when blood pressure is measured on two different days, the systolic blood pressure readings on both days is ≥140 mmHg and/or the diastolic blood pressure readings on both days is ≥ 90 mmHg.

About REZENOPYTM

REZENOPYTM (naloxone HCl) Nasal Spray 10mg, is an opioid antagonist indicated for the emergency treatment of known or suspected opioid overdose, as manifested by respiratory and/or central nervous system depression in adult and pediatric patients. It is intended for immediate administration as emergency therapy in settings where opioids may be present.

REZENOPYTM nasal spray is for intranasal use only and is supplied as a carton containing two (2) blister packages each with a single spray device.

IMPORTANT SAFETY INFORMATION

REZENOPYTM (naloxone hydrochloride) Nasal Spray 10 mg is an opioid antagonist indicated for the emergency treatment of known or suspected opioid overdose, as manifested by respiratory and/or central nervous system depression in adult and pediatric patients. It is intended for immediate administration as emergency therapy in settings where opioids may be present and is not a substitute for emergency medical care.

Important Safety Information

●	Contraindications: REZENOPYTM nasal spray is contraindicated in patients known to be hypersensitive to naloxone hydrochloride or to any of the other ingredients.

●	Warnings and Precautions:

●	Risk of Recurrent Respiratory and CNS Depression: Due to the duration of action of naloxone relative to the opioid, keep the patient under continued surveillance and administer additional doses as necessary while awaiting emergency medical assistance.

●	Risk of Limited Efficacy with Partial Agonists or Mixed Agonists/Antagonists: Reversal of respiratory depression caused by partial agonists or mixed agonists/antagonists, such as buprenorphine and pentazocine, may be incomplete. Larger or repeat doses may be required.

●	Precipitation of Severe Opioid Withdrawal: Use in patients who are opioid-dependent may precipitate opioid withdrawal. In neonates, opioid withdrawal may be life-threatening if not recognized and properly treated. Monitor for the development of opioid withdrawal.

●	Risk of Cardiovascular Effects: Abrupt postoperative reversal of opioid depression may result in adverse cardiovascular effects. These events have primarily occurred in patients who had pre-existing cardiovascular disorders or received other drugs that may have similar adverse cardiovascular effects. Monitor these patients closely in an appropriate healthcare setting after use of naloxone hydrochloride.

●	Adverse Reactions: The following adverse reactions were observed in a REZENOPYTM nasal spray clinical study: upper abdominal pain, nasopharyngitis, and dysgeusia.

For complete product information, including Patient Information, please refer to the full Prescribing Information.

About Scienture Holdings, Inc.

SCIENTURE HOLDINGS, INC. (NASDAQ: SCNX), through its wholly owned subsidiary, Scienture, LLC, is a comprehensive pharmaceutical product company focused on providing enhanced value to patients, physicians and caregivers by offering novel specialty products to satisfy unmet market needs. Scienture, LLC is a branded, specialty pharmaceutical company consisting of a highly experienced team of industry professionals who are passionate about developing and bringing to market unique specialty products that provide enhanced value to patients and healthcare systems. The assets in development at Scienture are across therapeutics areas, indications and cater to different market segments and channels. For more information please visit: www.scientureholdings.com and www.scienture.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including for the products we may launch, the success those products may have in the marketplace, such as ArbliTM and REZENOPYTM, and our strategies related to those products. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Stock Market LLC; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against us; unanticipated difficulties or expenditures relating to our business plan; and those risks detailed in our most recent Annual Report on Form 10-K, as amended, and subsequent reports filed with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. Scienture Holdings, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Contact:

SCIENTURE HOLDINGS, INC.

20 Austin Blvd

Commack, NY 11725

Phone: (866) 468-6535

Email: IR@Scienture.com

Scienture Holdings, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2026 and December 31, 2025

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$3,542,754	$6,662,008
Accounts receivable, net	722,545	731,328
Inventory	210,934	213,408
Prepaid expenses	250,427	262,278
Deferred offering costs	47,384	47,384
Total current assets	4,774,044	7,916,406
Property, plant and equipment, net	15,000	15,500
Notes receivable	5,000,000	5,000,000
Interest receivable	343,750	250,000
Intangible assets, net	70,519,218	70,973,064
Operating lease right-of-use assets	9,693	23,360
Total assets	$80,661,705	$84,178,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,404,794	$1,443,266
Accrued liabilities	703,872	657,034
Operating lease liability - current	10,004	24,137
Warrant liability	-	10,914
Development agreement liability - current portion	685,000	600,000
Total current liabilities	2,803,670	2,735,351
Development agreement liability	-	285,000
Deferred tax liability	11,037,595	11,037,595
Total liabilities	13,841,265	14,057,946

Commitments and contingencies (Note 15)

Stockholders’ equity:
Series A preferred stock, $0.00001 par value; 0 and 9,211,246 shares authorized; 0 shares issued
and outstanding as of both March 31, 2026 and December 31, 2025	-	-
Series B preferred stock, $0.00001 par value; 787,754 shares authorized; 15,759 shares issued
and outstanding as of both March 31, 2026 and December 31, 2025	-	-
Series C preferred stock, $0.00001 par value; 1,000 shares authorized; 0 shares issued and
outstanding as of both March 31, 2026 and December 31, 2025	-	-
Series X preferred stock, $0.00001 par value; 9,211,246 shares authorized; 0 shares issued and
outstanding as of both March 31, 2026 and December 31, 2025	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 40,630,815 and 40,630,815 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively
1,015,000 and 1,015,000 shares unvested as of March 31, 2026 and December 31, 2025,
respectively	406	406
Additional paid-in capital	150,773,535	150,671,215
Accumulated deficit	(83,953,501)	(80,551,237)
Total stockholders’ equity	66,820,440	70,120,384
Total liabilities and stockholders’ equity	$80,661,705	$84,178,330

Scienture Holdings, Inc.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenues	$56,325	$10,258
Cost of sales	2,475	9,585
Gross profit	53,850	673

Operating expenses:
Wage and salary expense	420,008	696,068
Professional fees	932,552	412,850
Accounting and legal expense	326,178	470,825
Technology expense	15,763	61,620
General and administrative	1,074,864	1,355,948
Research and development	793,984	574,679
Total operating expenses	3,563,349	3,571,990
Operating loss	(3,509,499)	(3,571,317)

Non-operating income (expense):
Change in fair value of warrant liability	10,910	645,986
Change in fair value of derivative liability	-	603,322
Loss on conversion of note payable	-	(96,646)
Interest income	133,344	25,442
Interest expense	(37,019)	(670,784)
Total non-operating expense	107,235	507,320

Benefit (provision) for income taxes	-	-
Net loss	$(3,402,264)	$(3,063,997)

Net loss per common share
Basic	$(0.08)	$(0.33)
Diluted	$(0.08)	$(0.33)
Weighted average common shares outstanding
Basic	40,630,815	9,425,751
Diluted	40,630,815	9,425,751